SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549




                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                August 21, 1996
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)



                         UNIROYAL CHEMICAL CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


              DELAWARE            0-25586              06-1258925
           (STATE OR OTHER     (COMMISSION           (IRS EMPLOYER
           JURISDICTION OF     FILE NUMBER)       IDENTIFICATION NO.)
           INCORPORATION)


                        UNIROYAL CHEMICAL COMPANY, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



              NEW JERSEY             33-66740              06-1148490
           (STATE OR OTHER         (COMMISSION           (IRS EMPLOYER
           JURISDICTION OF         FILE NUMBER)       IDENTIFICATION NO.)
           INCORPORATION)


                BENSON ROAD, MIDDLEBURY, CONNECTICUT             06749
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)


                                  (203) 573-2000
               (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)







                   The Registrants are not required by Section 13 or 15(d) of the Securities Exchange Act of 1934 to file this report, which is being filed to comply with certain provisions of the indentures applicable to three series of outstanding public debt of Uniroyal Chemical Corporation ("Uniroyal") and one series of such debt of Uniroyal Chemical Company, Inc.

         ITEM 1.   CHANGES IN CONTROL OF REGISTRANT
         -------   --------------------------------

                   At special meetings of stockholders held on August 21, 1996, the stockholders of Crompton & Knowles Corporation, a Massachusetts corporation ("Crompton"), and the stockholders of Uniroyal, a Delaware corporation, voted upon and approved and adopted an Agreement and Plan of Merger, dated as of April 30, 1996 (as amended, the "Merger Agreement"), by and among Uniroyal, Crompton, and Tiger Merger Corp., a Delaware corporation and a wholly owned subsidiary of Crompton ("Subcorp"). Pursuant to the Merger Agreement, Subcorp was merged with and into Uniroyal (the "Merger"), each share of Uniroyal common stock, $0.01 par value ("Uniroyal Common Stock"), was converted into 0.9577 shares of a Crompton Common Stock, $0.10 par value ("Crompton Common Stock"), with cash in lieu of fractional shares, and each share of Series A Cumulative Redeemable Preferred Stock, $0.01 par value, of Uniroyal and of Series B Preferred Stock, $0.01 par value, of Uniroyal was converted into 6.3850 shares of Crompton Common Stock, with cash in lieu of fractional shares. It is anticipated that approximately 26,089,206 shares of Crompton Common Stock will be issued pursuant to the Merger to former stockholders of Uniroyal, inclusive of shares issuable upon exercise of options, warrants and rights to purchase Crompton Common Stock into which outstanding options, warrants and rights to purchase Uniroyal Common Stock were converted in the Merger. The Merger became effective at 5:00 p.m. on August 21, 1996. As a result of the Merger, Uniroyal became a wholly owned subsidiary of Crompton.

                   The Merger Agreement provides that, immediately after the effective time of the Merger, Crompton will take such action as may be necessary to cause Robert J. Mazaika to be elected to the Crompton Board of Directors ("Crompton Board") as Vice Chairman, and Thomas M. Begel and Harry Corless, each currently a director of Uniroyal, to be elected to the Crompton Board. Upon their election to the Crompton Board, Messrs. Mazeika, Begel and Corless will receive such benefits and compensation as the other members of the Crompton Board receive.

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                   Uniroyal, through its subsidiaries, is a major
         multinational manufacturer of a wide variety of specialty chemical products, including specialty elastomers, rubber chemicals, crop protection chemicals and additives for the plastics and lubricants industries. Uniroyal produces high value added products which are currently marketed in approximately 120 countries.

                   Additional information concerning the Merger and the transactions related thereto is contained in Crompton's Registration Statement on Form S-4 (Registration Number 333-08539) filed with the Securities and Exchange Commission (the "Commission") on July 19, 1996 and declared effective by the Commission on July 23, 1996.

































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                                   SIGNATURE


                   Pursuant to the requirements of the Securities Ex-change Act of 1934, the Registrants have duly caused this re-port to be signed on their behalf by the undersigned hereunto duly authorized.

                                       UNIROYAL CHEMICAL CORPORATION
                                       UNIROYAL CHEMICAL COMPANY, INC.
                                               (Registrants)


         Dated:  September 20, 1996    By: /s/ John T. Ferguson II
                                          ---------------------------
                                          John T. Ferguson II
                                          Vice President, General
                                            Counsel and Secretary





























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